EXHIBIT 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER OF

SEACOAST BANKING CORPORATION OF FLORIDA

PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q/A of Seacoast Banking Corporation of Florida (“Company”) for the period ended March 31, 2009 (“Report”), I, William R. Hahl, Executive Vice President and Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of The Sarbanes-Oxley Act of 2002, that:

1.

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William R. Hahl

    William R. Hahl

    Executive Vice President and

    Chief Financial Officer

Date:  May 22, 2009

A signed original of this written statement required by § 906 of The Sarbanes-Oxley Act of 2002, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by § 906 of The Sarbanes-Oxley Act of 2002, has been provided to Seacoast Banking Corporation of Florida and will be retained by Seacoast Banking Corporation of Florida and furnished to the Securities and Exchange Commission or its staff upon request.